                                                                   EXHIBIT 10.13

                            FIRST AMENDMENT TO LEASE

        THIS FIRST AMENDMENT TO LEASE (this "Amendment") is dated for reference purposes only as July 21, 1997, by and between CARRAMERICA REALTY CORPORATION, a Maryland corporation ("Landlord"), and WIRE NETWORKS, INC. ("Tenant").

                                    RECITALS

A. Golden Century Investment Company ("Golden Century"), Landlord's predecessor in interest, and Tenant entered into that certain Lease Agreement dated November 7, 1994 and the Addendum thereto (collectively, the "Initial Lease") for Suite 150 (approximately 6,500 rentable square feet) of that certain building commonly known as 1820 Gateway Drive in San Mateo, California ("Building 3" or the "Building"). Golden Century and Tenant entered into that certain Addendum II to the Initial Lease pursuant to which the size of Suite 150 was increased by 3,041 rentable square feet for a total of 9,541 rentable square feet (the "Initial Premises"). Landlord and Tenant agree and acknowledge that the date of the Initial Lease is incorrectly identified as November 8, 1994 (instead of November 7, 1994) in both Addendum and Addendum II.

B. Landlord and Tenant desire to further expand the size of the Leased Premises and to extend the Lease Term, pursuant to the terms and conditions set forth below.

C. The Initial Lease as amended by the Addendum, Addendum II and this Amendment shall be referred to herein as the Lease.

        NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby mutually promise, covenant and agree as follows:

1. Effectiveness of Amendment. Notwithstanding any provision herein to the contrary, the effectiveness of this Amendment shall be expressly conditioned upon the Landlord's receipt of the cash sum of $28,713.50 (i.e., the increase in the Security Deposit referred to in paragraph 10 below).

2. Lease Premises. As of the Commencement Date (as defined below), Section I of the Lease shall be amended to include the space (approximately 4,569 rentable square feet) within following Suites in the Building (collectively, the "Expansion Premises"), as described in more detail in Exhibit A, attached hereto:

                Suite 105                   431 rentable square feet
                Suite 106                   1,206 rentable square feet
                Suite 107                   729 rentable square feet
                Suite 108                   2,203 rentable square feet
                ---------                   --------------------------
                Total Expansion Premises    4,569 rentable square feet

        As of the date on which each of the Commencement Dates for each of the foregoing Suites has occurred, the term Premises shall mean all of the Initial Premises and the



                                       1.
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        Expansion Premises (totaling approximately 14,110 rentable square feet).
        Landlord and Tenant hereby agree that (i) the rentable square footage of the Premises shall be 14,100 rentable square feet, and (ii) neither Tenant nor Landlord shall have the right to remeasure the square footage of the Premises during the "Term" of this Lease (as defined below).

3. Commencement Date. Tenant shall commence to perform all of its covenants and obligations under the Lease with respect to each suite comprising the Expansion Premises, including the obligation to pay rent (the "Commencement Date") as follows:

        a. Suites 105 and I07. With respect to Suites 105 and 107, the Commencement Date shall be the later of (i) the Close of Escrow, or (ii) December 1, 1997. Notwithstanding the foregoing, Landlord shall exercise commercially reasonable efforts to make both Suite 105 and Suite 107 available to Tenant for early occupancy on or about November 1, 1997 for the purpose of constructing certain interior improvements therein. Any early occupancy of such suites by Tenant shall be subject to the terms of the Lease, except that Tenant's obligation to pay Landlord the Base Monthly Rental for such occupied space shall not commence until December 1, 1997 (i.e., the Commencement Date for such space).

        b. Suites 106 and 108. With respect to Suites 106 and 108, the "Commencement Date" shall be the later of (i) the Close of Escrow, or (ii) September 1, 1997. Notwithstanding the foregoing, Landlord shall exercise commercially reasonable efforts to make both Suites 106 and 108 available to Tenant for early occupancy on or about July 15, 1997 for the purpose of constructing certain interior improvements therein. Any early occupancy of such suites by Tenant shall be subject to the terms of the Lease, except that Tenant's obligation to pay Landlord the Base Monthly Rental for such occupied space shall not commence until September 1, 1997 (i.e., the Commencement Date for such space).

4. Term. Section 2 of the Lease is hereby amended to extend the Lease "Term" such that the Lease shall now expire on August 31, 2001 ("Expiration Date"), unless the Lease is terminated earlier pursuant to the terms of the Lease.

5. Rent. As of the applicable Commencement Date for each Suite which is a part of the Expansion Premises (as described in Section 3 of this Amendment), and in the case of the Initial Leased Premises as of September 1, 1997, the first sentence of Section 3(a) of the Lease shall be amended in its entirety to read as follows:

               Tenant agrees to pay a base monthly rental ("Base Monthly Rental") for the Premises during the Term in the following amounts:

               (1)    Suite 150: Months                   Base Monthly Rent
                                 ------                   -----------------
                                 9/1/97 - 8/31/98         $25,569.88
                                 9/1/98 - 8/31/99         $26,046.93
                                 9/1/99 - 8/31/2000       $26,523.98
                                 9/1/2000 - 8/31/2001     $27,001.03



                                       2.
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
               (2)    Suite 105: Months                   Base Monthly Rent
                                 ------                   -----------------
                                 12/1/97 - 8/31/98        $1,155.08
                                 9/1/98 - 8/31/99         $1,176.63
                                 9/1/99 - 8/31/2000       $1,198.18
                                 9/1/2000 - 8/31/2001     $1,219.73

               (3)    Suite 106  Months                   Base Monthly Rent
                                 ------                   -----------------
                                 9/1/97 - 8/31/98         $3,232.08
                                 9/1/98 - 8/31/99         $3,292.38
                                 9/1/99 - 8/31/2000       $3,352.68
                                 9/1/2000 - 8/31/2001     $3,412.98

               (4)    Suite 107  Months                   Base Monthly Rent
                                 ------                   -----------------
                                 12/1/97 - 8/31/98        $1,953.72
                                 9/1/98 - 8/31/99         $1,990.17
                                 9/1/99 - 8/31/2000       $2,026.62
                                 9/1/2000 - 8/31/2001     $2,063.07

               (5)    Suite 108: Months                   Base Monthly Rent
                                 ------                   -----------------
                                 9/1/97 - 8/31/98         $5,904.04
                                 9/1/98 - 8/31/99         $6,014.19
                                 9/1/99 - 8/31/2000       $6,124.34
                                 9/1/2000 - 8/31/2001     $6,234.49

        The foregoing amounts shall be payable in advance each month on the first (1st) day of the month and shall become delinquent on the 5th day of each month and shall be payable to Landlord at the address and in the manner set forth below:

               If by check:            CarrAmerica Realty Corporation
                                       t/a: San Mateo II & III
                                       P.O. Box 100341
                                       Atlanta, GA 30384-0341

               If by wire transfer:    Bank Name: NationsBank of Georgia
                                       ABA Number:  061-000-052
                                       Account Name: CarrAmerica Realty
                                                     Corporation
                                                     t/a: San Mateo II & III
                                       Account Number: 3255808026
                                       Notification: Mr. Marc Sterling
                                                     (CarrAmerica)
                                       Telephone Number:  (202) 624-1759

6. Base Year. As of the Commencement Date, the term "Base Year" shall be amended to mean the 1997 calendar year. As a result, the reference to 1995 in Section 3(b) is hereby deleted and replaced with a reference to "1997", and the first sentence in Section 3(c) is hereby deleted and replaced with the following: "Landlord shall be responsible for Operating Expenses to the extent they do not exceed an aggregate amount in any one calendar year equal to those Operating Expenses paid or incurred by Landlord during the 1997 Base Year."



                                       3.
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7.      Operating Expenses. The definition of "Operating Expenses" contained in
        Section 3(f)(2) is hereby clarified to specifically include a "property, management fee" in an amount not to exceed three percent (3%) of the total rent due hereunder, whether or not such fee is paid to an independent contractor.

8. Project. The Building (i.e., Building 3) and the building commonly known as 1810 Gateway Drive, San Mateo, California ("Building 2"), and the land on which the Building and Building 2 are located (which land is more particularly described in Exhibit "B" attached to the Initial Lease), are collectively referred to herein as the "Project". The Building, Building 2, and another building commonly known as 1800 Gateway Drive ("Building 1"), are collectively referred to herein and commonly known as the San Mateo Centre. In the event Landlord acquires the fee interest in Building 1 and the land on which Building 1 is located (the "Building l Land"), then the definition of "Project" shall be automatically amended to include Building 1 and the Building 1 Land. Landlord and Tenant further agree and acknowledge that for purposes of this Lease the total rentable square footage of the Building, Building 1 and Building 2 shall each be 70,000 rentable square feet, and that neither party shall have the right to remeasure the square footage of such buildings during the Term of this Lease.

9. Tenant's Proportionate Share. As of the Commencement Date, the Tenant's Proportionate Share of the Building shall be the aggregate of the following (excluding any Suite for which the Commencement Date has yet to occur):

               (1)    Suite 150                     13.63%
               (2)    Suite 105                      0.62%
               (3)    Suite 106                      1.72%
               (4)    Suite 107                      1.04%
               (5)    Suite 108                      3.15%
                      ---------                    -------
                      Total                         20.16%

10. Security Deposit. Section 4 of the Lease is amended to increase the amount of the Security Deposit from $11,500.00 to $40,213.50. Concurrently with Tenant's execution and delivery of this Amendment, Tenant shall deliver cash in the amount of $28,713.50 so that the total amount of Security Deposit held by Landlord pursuant to Section 4 of the Lease shall be equal to the total Base Monthly Rental to be paid by Tenant for the entire Premises during the last month of the Term.

        11. Tenant Improvements. Tenant agrees and acknowledges that Landlord shall provide the Leased Premises in its "as-is" condition with existing paint and carpet. Tenant may, at its own cost, construct any interior improvements or alterations within the Premises, subject to Landlord's prior written approval, which shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord agrees to reimburse Tenant for certain interior improvement costs paid by Tenant in connection with the Expansion Premises to the extent such costs were incurred solely as a result of the Expansion Premises not being delivered all at once, subject to the following terms and conditions: (i) Tenant shall supply Landlord with reasonable evidence showing that such costs would not have been incurred if the Expansion Premises had been delivered all at once (e.g., a certification from its architect and/or general contractor shall be sufficient); (ii) Landlord's total



                                       4.
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        reimbursement obligation under this Section 11 shall not exceed ten thousand dollars ($10,000); and (iii) Landlord receives Tenant's reimbursement request (including the supporting documentation described in subparagraph (i) above) on or before December 31, 1997.

12. Real Estate Broker. Tenant warrants for landlord's benefit that it has not had any dealings with any real estate brokers or salesmen or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Amendment, except for the 2.5% leasing commission payable to Cushman & Wakefield to be paid by Landlord, and Tenant agrees to indemnify, defend and hold Landlord harmless from any claims made any party other than Cushman & Wakefield to the extent such third party's claims arise as a result of or in connection with Tenant's activities.

13. Notices. Landlord's new address for receipt of notices under the Lease is as follows:

               Landlord:            CarrAmerica Realty Corporation
                                    4410 Rosewood Drive, Suite 1100
                                    Pleasanton, California 94588
                                    Attn: Vice President - Market Officer

               with copy to:        CarrAmerica Realty Corporation
                                    1700 Pennsylvania Ave., N.W.
                                    Washington, D.C. 20006
                                    Attn: Lease Administrator

14. Landlord's Exculpation. Landlord's (which term includes Landlord's shareholders, officers, directors, partners, employees, agents and their representatives) liability to Tenant under this Lease in the event of default breach or violation by Landlord of any of Landlord's obligations under this Lease, or for any other reason, shall be limited to Landlord's ownership interest in the Building or the proceeds of a public sale of the ownership interest pursuant to the foreclosure of a judgment against Landlord. Landlord shall not be personally liable or liable in any event for any deficiency beyond its ownership interest in the Building.

15. Paragraph 50(A) of Addendum to Initial Lease. Paragraph 50(A) of the Addendum to the Initial Lease (i.e., Option to Renew) is hereby amended to delete the reference therein to "95%" and to insert in its place "100%".

16. Deletion of Paragraph 50(B) in Addendum to Initial Lease, Paragraph 50(B) (i.e., Tenant Improvements) is hereby deleted in its entirety.

17. Exhibit B. The reference to "The Building" in the heading of Exhibit B to the Initial Lease is hereby deleted and replaced with "The Building 2 and Building 3 Land".

18. Governing Law. This Amendment shall be governed by and be construed under the laws of the State of California.



                                       5.

19. Attorneys' Fees. In any arbitration, quasi-judicial or administrative proceedings or any action in any court of competent jurisdiction, brought by either party to enforce any covenant or any of such party's rights or remedies under this covenant or any of such party's rights or remedies under this Amendment, including any action for declaratory relief, or any action to collect any payments required under this Amendment or to quiet title against the other party, the prevailing party shall be entitled to reasonable attorneys' fees and all costs, expenses and disbursements in connection with such action, including the costs of reasonable investigation, preparation and professional or expert consultation, which sums may be included in any judgment or decree entered in such action in favor of the prevailing party.

20. Successors. All terms and provisions of this Amendment shall be binding upon, be enforceable by, and shall inure to the benefit of, the respective assignees and successors of the parties hereof.

21. Confirmation of Lease. Except as amended by this Amendment, the parties hereby agree and confirm that the Lease is in full force and effect. In the event of any conflict between the Initial Lease, as amended by the Addendum and Addendum II, and this Amendment, the terms of this Amendment shall control.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

        "Tenant"

        WIRE NETWORKS, INC.



        By: /s/ Marleen McDaniel
           --------------------------
        Name: Marleen McDaniel
             ------------------------

        Its:CEO and President                    Date:  7/22/97
            -------------------------                 -----------------



        "Landlord"

        CARRAMERICA REALTY CORPORATION,
        a Maryland corporation



        By: /s/ Philip L. Hawkins
           --------------------------
        Name: Philip L. Hawkins
        Its:  Managing Director                  Date:  7/25/97
                                                      ------------------



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